UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CHATTEM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHATTEM, INC.

1715 West 38th Street

Chattanooga, Tennessee 37409

March 4, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Chattem, Inc., scheduled for Wednesday, April 13, 2005, at 1:00 p.m., in the Company’s executive offices located in Chattanooga, Tennessee. The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

I hope that you will be able to attend the Annual Meeting on April 13, 2005.

Sincerely,

Zan Guerry Chairman of the Board and Chief Executive Officer

Enclosures

CHATTEM, INC.

1715 West 38th Street

Chattanooga, Tennessee 37409

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

APRIL 13, 2005

To the Shareholders of Chattem, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Chattem, Inc., a Tennessee corporation (the “Company”), will be held on Wednesday, April 13, 2005, at 1:00 p.m. local time, at the Company’s executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, for the following purposes:

(1)	To elect three members to the Board of Directors, each to serve for a three year term;

(2)	To approve the Company’s Stock Incentive Plan—2005;

(3)	To amend the Company’s Restated Charter to increase the authorized number of shares of common stock; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.

Only shareholders of record at the close of business on February 18, 2005 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof.

You are encouraged to attend the Annual Meeting in person. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT, AT YOUR EARLIEST CONVENIENCE, YOU PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED REPLY ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

Zan Guerry

Chairman of the Board and

Chief Executive Officer

Chattanooga, Tennessee

March 4, 2005

CHATTEM, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 13, 2005

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of Chattem, Inc., a Tennessee corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), and at any adjournment(s) thereof, to be held at the Company’s executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, on Wednesday, April 13, 2005, at 1:00 p.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitations of proxies may be made in person or by mail, telephone or telegram by directors, officers and regular employees of the Company. The Company will also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Company’s shares held of record by such persons, will furnish at its expense the number of copies thereof necessary to supply such material to all such beneficial owners and will reimburse the reasonable forwarding expenses incurred by such record owners. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation will be paid by the Company. This Proxy Statement is first being mailed to shareholders on or about March 4, 2005.

VOTING INFORMATION

Record Date

The Board of Directors has fixed the close of business on February 18, 2005 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company’s common stock, no par value per share (“Common Stock”), is entitled to one vote. As of February 18, 2005, there were issued and outstanding [19,835,416] shares of Common Stock.

Revocability of Proxy

Granting a proxy does not preclude the right of the person giving the proxy to vote in person, and a person may revoke his or her proxy at any time before it has been exercised, by giving written notice to the Secretary of the Company, by delivering a later dated proxy or by voting in person at the Annual Meeting.

Quorum; Voting

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock which are entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote, whether present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed.

On all matters submitted to a vote of the shareholders at the Annual Meeting or any adjournment(s) thereof, each shareholder will be entitled to one vote for each share of Common Stock owned of record at the close of business on February 18, 2005. There will be no cumulative voting. Abstentions and broker non-votes will count for determining whether a quorum exists, but will not be included in vote totals and will not affect the outcome of the vote.

OWNERSHIP OF COMMON STOCK

Set forth below is information, as of February 4, 2005, with respect to beneficial ownership by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (b) each director and nominee, (c) the chief executive officer and the four other most highly compensated executive officers for the previous fiscal year, and (d) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
5% or more Beneficial Owners

EARNEST Partners, LLC 75 Fourteenth Street, Suite 2300 Atlanta, GA 30309	3,061,426	(3)	15.4

Peter R. Kellogg 120 Broadway New York, NY 10274	2,174,000	(4)	11.0

Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	1,272,653	(5)	6.4

Directors (including Officers)
Zan Guerry	1,286,409	(6)(7)	6.5
A. Alexander Taylor II	303,529	(8)	1.5
Robert E. Bosworth	979,397	(7)(9)	4.9
Samuel E. Allen	47,100		*
Richard E. Cheney	34,520		*
Philip H. Sanford	32,372		*
Bill W. Stacy	11,108		*

Officers

B. Derrill Pitts	24,000		*
Donald K. Riker	23,990	(10)	*
Richard D. Moss	3,000		*
Directors and Executive Officers as a Group (15 persons)	1,938,718	(7)	9.6

*	Less than 1.0%
(1)	Except as otherwise indicated, beneficial ownership refers to either shared or sole voting and investment power. The amounts include the following numbers of shares subject to purchase pursuant to options that are exercisable within 60 days of February 4, 2005 under the Company’s Non-Statutory Stock Option Plan- 1993 (the “1993 Stock Option Plan”), the Company’s Non-Statutory Stock Option Plan-1994 (the “1994 Stock Option Plan”), the Company’s Non-Statutory Stock Option Plan-1998 (the “1998 Stock Option Plan”), the Company’s Non-Statutory Stock Option Plan—2000 (the “2000 Stock Option Plan”), the Company’s Stock Incentive Plan—2003 (the “2003 Stock Incentive Plan”), the Company’s Non-Statutory Stock Option Plan for Non-Employee Directors (the “Director Plan”) or the 1999 Stock Plan for Non- Employee Directors (the “1999 Director Plan”): Mr. Guerry—31,250, Mr. Bosworth—8,000 shares, Mr. Taylor—93,202 shares, Mr. Allen—2,500 shares, Mr. Cheney—20,000 shares, Mr. Sanford—4,000 shares, Mr. Pitts—21,000 shares, Dr. Riker—20,750 shares, and all directors and executive officers as a group- 308,952 shares.
(2)

For the purpose of computing the percentage of outstanding shares owned by each beneficial owner, the shares issuable pursuant to stock options held by such beneficial owner that are exercisable within 60 days of February 4, 2005 are deemed to be outstanding. Such shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. There were 19,835,416 shares of Common Stock outstanding as of February 4, 2005.

(3)	This information is based solely upon a Schedule 13G/A filed by EARNEST Partners, LLC on November 12, 2004.
(4)	This information is based solely upon a Form 4 filed by Mr. Kellogg on September 14, 2004.
(5)	Includes 129,787 shares held by Barclays Global Fund Advisors and 18,800 shares held by Barclays Bank PLC. This information is based solely upon a Schedule 13G filed by Barclays Global Investors, N.A. on February 17, 2004.
(6)	Includes 5,649 shares held in trust for Mr. Guerry pursuant to the terms of the Company’s Savings and Investment Plan.
(7)	Includes 938,228 shares owned by Hamico, Inc., a charitable foundation for which Messrs. Guerry and Bosworth serve as directors and executive officers. Messrs. Guerry and Bosworth disclaim beneficial ownership of all such shares.
(8)	Includes 2,477 shares held in trust for Mr. Taylor pursuant to the terms of the Company’s Savings and Investment Plan and 3,000 shares held by Mr. Taylor’s spouse. Mr. Taylor disclaims beneficial ownership of the shares held by his spouse.
(9)	Includes 1,200 shares held in trust for the benefit of one of Mr. Bosworth’s children. Mr. Bosworth disclaims beneficial ownership of these shares.
(10)	Includes 240 shares held in trust for Dr. Riker pursuant to the terms of the Company’s Savings and Investment Plan.

ITEMS TO BE VOTED ON BY SHAREHOLDERS

Item 1—Election of Directors

Each director elected at the Annual Meeting will serve for a three year term expiring at the Annual Meeting of Shareholders in 2008 and until his successor has been elected and qualified or until his earlier resignation or removal. Messrs. Samuel E. Allen, Phillip H. Sanford and A. Alexander Taylor II are the Board of Directors’ nominees for election.

Proxies in the accompanying form that are properly executed and returned will be voted at the Annual Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted “FOR” the election of the three persons specified as nominees for directors of the Company, each of whom will serve for a three year term. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. However, should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the proxies will be voted for the election, in his stead, of such other person as the Board of Directors of the Company may recommend.

Voting For Directors

Directors will be elected by a plurality of the votes cast. The Board of Directors recommends a vote FOR each of the nominees.

Information About Nominees and Continuing Directors

The following information is furnished with respect to the nominees and continuing directors:

Name	Age	Principal Occupation

Nominees for Terms of Office to Expire in 2008

Samuel E. Allen	68	Chief Executive Officer of Globalt, Inc. (investment management) since 1990. Member of the Company’s Audit Committee. First elected a director of the Company in 1993.

Philip H. Sanford	51	Independent business consultant since August 2003. Chairman and Chief Executive Officer of The Krystal Company (restaurants) from July 1997 to August 2003. Director of The Krystal Company since 1997. Member of the Company’s Compensation Committee. First elected a director of the Company in 1999.

A. Alexander Taylor II	51	President and Chief Operating Officer of the Company since 1998. Director of Constar International Inc. (packaging). First elected a director of the Company in 1993.

Directors Whose Terms of Office Expire in 2006

Robert E. Bosworth	57	Vice President-Corporate Finance of Livingston Company (merchant banking) since February 2001. Independent business consultant from January 1998 to February 2001. Director of Covenant Transport, Inc. (transportation). Member of the Company’s Audit Committee and Compensation Committee. First elected a director of the Company in 1986.

Richard E. Cheney	83	Former Chairman Emeritus, director and member of the executive committee of Hill & Knowlton, Inc. (international public relations and public affairs consulting). Director of

Name	Age	Principal Occupation
		Stoneridge, Inc. (engineered electrical vehicle components) and The Rowe Companies (home furnishings). Member of the Company’s Compensation Committee. First elected a director of the Company in 1984.

Directors Whose Terms of Office to Expire in 2007

Bill W. Stacy	66	Headmaster of the Baylor School since August, 2004. Chancellor of the University of Tennessee at Chattanooga from 1997 until August, 2004. Member of the Company’s Audit Committee. First elected a director of the Company in 2002.

Zan Guerry	56	Chairman of the Board of the Company since June 1990 and Chief Executive Officer of the Company since January 1998. Previously served as President of the Company from 1990 to 1998. Director of SunTrust Bank, Chattanooga, N.A. First elected a director of the Company in 1981.

Director Compensation

In fiscal 2004, all directors received annual compensation of $12,000 and supplemental life insurance coverage in varying amounts. In addition, directors who are not officers of the Company receive $1,000 for each meeting attended. Beginning in fiscal 2004, directors who served as the chair of the Audit Committee and Compensation Committee received additional annual compensation of $5,000 and $3,000, respectively. The outside directors of the Company are also eligible for the grant of stock options and the award of Common Stock in lieu of cash fees under the terms of the 1999 Director Plan.

Item 2—Approval of Stock Incentive Plan—2005

The following summary of the material provisions of the Stock Incentive Plan—2005 (the “2005 Stock Incentive Plan”) does not purport to be complete and is qualified in its entirety by reference to the 2005 Stock Incentive Plan, a copy of which is attached as Appendix A.

General

The 2005 Stock Incentive Plan was unanimously adopted and recommended to the shareholders for approval by the Board of Directors on January 25, 2005. The 2005 Stock Incentive Plan is designed to enable officers and key management employees of the Company and its subsidiaries to continue to acquire shares of the Company’s Common Stock and thus to share in the future success of the Company’s business. In addition, the 2005 Stock Incentive Plan is intended to facilitate the grant of other forms of equity-based compensation depending upon changing market or regulatory conditions. Accordingly, the 2005 Stock Incentive Plan is intended to allow the Company to continue to attract and retain outstanding management personnel, and to promote a closer identity of interest between key management employees and the Company and its shareholders. The 2005 Stock Incentive Plan will be administered by the Compensation Committee of the Board of Directors.

Securities To Be Offered

The 2005 Stock Incentive Plan provides that eligible participants may be granted (i) qualified and non-qualified stock options which, upon exercise, will entitle the optionee to purchase shares of Common Stock, and (ii) other plan grants which may include restricted stock, stock appreciation rights, bonus stock, performance shares, phantom shares or other forms of equity-based compensation. The maximum aggregate number of shares of Common Stock that may actually be issued under the 2005 Stock Incentive Plan either as options or other plan grants is 1,500,000, subject to increases and adjustments as provided in the 2005 Stock Incentive Plan.

No individual may be granted awards under the 2005 Stock Incentive Plan with respect to more than 250,000 shares in any one fiscal year.

Employees Who May Participate Under The New Plan

Options and other plan grants may be granted under the 2005 Stock Incentive Plan to key management employees of the Company or any subsidiary, including officers and directors who, in the judgment of the Compensation Committee, have a substantial impact on the Company’s attainment of corporate goals. All determinations by the Compensation Committee as to the identity of the persons to whom options or other plan grants shall be issued under the 2005 Stock Incentive Plan are conclusive.

Issuance and Exercise of Options

Under the 2005 Stock Incentive Plan, the Compensation Committee may grant qualified stock options, which may entitle the holder to favorable tax treatment, or non-qualified stock options, which have historically been issued under the previous and existing plans of the Company. The Compensation Committee designates individuals to whom options are to be granted and specifies the number of shares of Common Stock subject to each grant. The price per share for Common Stock purchased on the exercise of an option is determined by the Compensation Committee but will not be less than the fair market value of the Common Stock on the date of grant of the option. The price may exceed fair market value in the sole discretion of the Compensation Committee. Fair market value of the Common Stock means the closing sale price on the business day preceding the date on which fair market value is being determined, as reported in The Wall Street Journal, or the average of the high and low bids on such day if no sale exists.

In no event may an option be exercised before approval of the 2005 Stock Incentive Plan by the holders of a majority of the outstanding shares of Common Stock present, or represented and entitled to vote, at the Annual Meeting. To date no options have been issued under the 2005 Stock Incentive Plan. The term of each option will extend for a period of no more than ten years from the date of grant of the option.

The Compensation Committee will specify the time or times that each option will become exercisable. Notwithstanding the specified vesting schedule, each option will become exercisable in full immediately (i) upon certain changes in control of the Company or (ii) upon the death, disability or retirement of an optionee or termination of an optionee’s employment pursuant to the divestiture of a subsidiary of the Company. When exercising an option, the optionee may purchase less than the full number of shares of Common Stock then available under the option.

Options may be exercised by delivering or mailing to the Compensation Committee: (i) a notice, in the form and in the manner prescribed by the Compensation Committee, specifying the number of shares of Common Stock to be purchased and (ii) payment in full of the option price for the shares of Common Stock in cash and/or by the tender of shares of Common Stock (by delivering the appropriate stock certificates) to the Compensation Committee; provided, however, that (a) the Compensation Committee will determine acceptable methods for tendering shares to exercise an option under the 2005 Stock Incentive Plan and may impose such limitations and prohibitions on the use of shares of Common Stock to exercise an option as it deems appropriate, and (b) the Compensation Committee may permit optionees to pay for any shares subject to an option by delivering to the Compensation Committee a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay the purchase price.

Option holders may enter into agreements for coordinated procedures with one or more brokerage firms in connection with exercises of options. The value of any shares tendered to exercise an option will be determined on the basis of their fair market value on the date of exercise.

Upon receipt of the notice of exercise and upon payment of the option price, the Company will promptly deliver to the optionee a certificate or certificates for the shares of Common Stock purchased, without charge to the optionee for issue or transfer tax.

An option granted under the 2005 Stock Incentive Plan is not transferable, except with the written consent of the Compensation Committee or by will or by the laws of descent and distribution, and an option may be exercised during the lifetime of the optionee only by the optionee.

Issuance Of Restricted Stock

The Compensation Committee will designate the individuals to whom restricted stock is to be issued and specify the number of shares of restricted stock issued to each individual. Restricted stock granted by the Committee will be subject to restrictions as to transferability and conditions of forfeiture in the hands of the grantee as determined by the Committee. Each grant of restricted stock shall be pursuant to an agreement which specifies the restrictions thereon and the terms and conditions governing the termination of such restrictions.

Each certificate representing restricted stock shall at the Committee’s discretion either bear a legend as to the restrictions thereon or be deposited by the grantee, together with a stock power endorsed in blank, with the Company. Unless otherwise limited as provided by the Committee, the grantee shall have the right to receive dividends from and to vote the shares of restricted stock owned by the grantee unless and until such shares are forfeited back to the Company.

Stock Appreciation Rights

The Committee, in its sole discretion, may grant stock appreciation rights (“SARs”) either as a separate award or together with an option. Upon exercise of an SAR, the Company will pay the participant an amount equal to: (1) the excess of the fair market value of a share on the date of exercise over the exercise price, multiplied by (2) the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of the Company’s common stock, as determined by the Committee. The 2005 Stock Incentive Plan authorizes the Committee to determine the number of shares covered by each SAR, as well as other terms and conditions of each SAR. SARs expire at the times established by the Committee. Each SAR granted under the 2005 Stock Incentive Plan will be evidenced by an award agreement specifying its terms.

Other Plan Grants

The Committee also may grant bonus stock, performance shares, phantom shares or other equity-based compensation in such amounts and on such terms and conditions as the Committee determines in its sole discretion. Bonus stock, without restrictions, could be issued by the Committee to reward extraordinary achievements for the Company. Performance shares will vest to a participant depending upon the extent to which performance goals established by the Committee are satisfied. Phantom shares are amounts credited to a bookkeeping account established for the participant, and ultimately payable in cash to the participant based upon the value of the Company’s common stock.

The applicable performance goals and all other terms and conditions of an award are to be determined by the Committee and will be set forth in an award agreement.

Federal Income Tax Consequences

The 2005 Stock Incentive Plan allows the Company to issue both qualified and non-qualified options within the meaning of the Internal Revenue Code. The federal income tax consequences arising out of non-qualified options and the purchase of shares pursuant thereto will be generally as follows. Upon the grant of a non-qualified stock option, no taxable income is realized by the participant and no deduction is available to the Company. Upon exercise of the option, the excess of the fair market value of the shares on the date of exercise over the option price will be taxable as ordinary income to the participant and deductible by the Company as compensation expense. The tax basis of shares acquired will be the fair market value on the date of exercise. For shares held more than one year, the participant will realize a long-term capital gain or loss upon disposition, with any capital gain generally taxed at a maximum 20% rate under the current provisions of the Internal Revenue Code.

If the participant exercises an option by tendering other shares he owns, no gain or loss will be recognized by the participant with respect to the shares delivered to the Company. If the participant receives an equal number of shares, the participant will realize taxable income to the extent the fair market value of the shares received is greater than the value of the shares surrendered. The participant’s basis and holding period will be the same as the participant’s basis and holding period in the tendered shares. If the participant receives more shares than tendered in the exchange, the fair market value of the excess shares will also constitute taxable income of the participant. The excess shares will have a basis equal to the income recognized, plus the cash, if any, paid on the exercise of the option. The holding period for the excess shares begins on the date of exercise of the option.

An optionee generally will not be required to recognize any regular taxable income upon the exercise of an incentive stock option. The optionee may be subject to the alternative minimum tax upon exercise. The tax basis for the shares purchased is equal to the exercise price. Upon a later sale or other disposition of the shares, the optionee must recognize long-term capital gain or ordinary taxable income, depending upon whether the optionee holds the shares for specified holding periods.

A participant receiving bonus stock will generally recognize taxable income upon receipt. A participant who receives restricted stock or performance shares will not recognize taxable income upon receipt but instead will recognize ordinary income when the shares vest. Alternatively, with respect to restricted stock, a participant may elect under section 83(b) of the Internal Revenue Code to be taxed at the time of receipt. In all cases, the amount of ordinary income recognized by the participant will be equal to the fair market value of the shares at the time income is recognized, less the amount of any price paid for the shares. In general, any gain recognized thereafter will be capital gain if held for the requisite holding period.

A recipient of a SAR granted under the 2005 Incentive Stock Plan will not have regular taxable income at the time of grant. Upon exercise of a SAR, the optionee generally must recognize ordinary income in an amount equal to its fair market value on the date of exercise.

The Company will generally be entitled to a tax deduction in connection with an award under the 2005 Incentive Stock Plan to the extent the participant recognizes ordinary income from the award. However, Section 162(m) of the Internal Revenue Code provides that compensation payable to the chief executive officer and the other four most highly compensated executives will be deductible only to the extent it does not exceed $1,000,000 or otherwise qualifies as performance-based compensation. It cannot be determined at this time whether other plan grants under the 2005 Incentive Stock Plan would be affected by Section 162(m).

Estimate of Benefits or Awards to be Granted to Certain Individuals and Groups

As described above, the Compensation Committee has discretion to determine the number and type of awards to be granted, but no decisions have yet been made with respect to the specific type, or particular recipients, of awards. Accordingly, the actual number and type of awards to be granted in the future under the 2005 Stock Incentive Plan cannot be determined at this time. See “Summary of Cash and Certain Other Compensation” and “Stock Option Grants in Last Fiscal Year” for awards made under the Company’s other stock plans during fiscal 2004 to the named executive officers.

Required Affirmative Vote

The approval of the 2005 Stock Incentive Plan requires the affirmative vote by holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote.

The Board of Directors believes that the proposal is in the best interests of the Company and its shareholders and recommends that the shareholders vote FOR the approval of the 2005 Stock Incentive Plan.

Item 3—Amendment to Restated Charter

The Company’s Board of Directors has approved and recommends that the shareholders adopt an amendment to Article 2 of the Company’s Restated Charter which would increase the authorized number of shares of Common Stock from 50,000,000 to 100,000,000 (“Charter Amendment”). The Charter Amendment will not increase or otherwise affect the authorized number of shares of preferred stock which may be issued by the Company. The provisions of Article 2 of the Company’s Restated Charter, as proposed to be amended by the Charter Amendment, are set forth in Appendix B to this Proxy Statement.

As of February 4, 2005, in addition to the 19,835,416 shares of Common Stock issued and outstanding, an additional 111,859 shares of Common Stock were reserved for issuance under the Company’s stock incentive plans. If the 2005 Stock Incentive Plan is approved, another 1,500,000 shares will be reserved. Accordingly, as of February 4, 2005, there were a total of 19,947,275 shares of Common Stock either issued and outstanding or reserved for issuance out of a total of 50,000,000 authorized shares of Common Stock, leaving a total of 30,052,725 shares of Common Stock remaining available for subsequent issuance or reservation.

The Board believes that the increased authorized number of shares of Common Stock contemplated by the proposed Charter Amendment is desirable to make additional unreserved shares of Common Stock available for issuance or reservation without further shareholder authorization, except as may be required by law or by the rules of the NASDAQ Stock Market. Authorizing the Company to issue more shares than currently authorized by the Restated Charter will not affect materially any substantive rights, powers or privileges of holders of shares of Common Stock. There are currently no shares of preferred stock outstanding but 1,000,000 shares are authorized. The Board believes that having such additional shares authorized and available for issuance or reservation will allow the Company to have greater flexibility in considering potential future actions involving the issuance of stock, including stock dividends or splits. Other than with respect to the reservation of shares of Common Stock in connection with the Company’s existing stock incentive plans and the proposed 2005 Stock Incentive Plan, the Company has no other plans or other existing or proposed agreements or understandings to issue, or reserve for further issuance, any of the additional shares of Common Stock which would be authorized by the Charter Amendment.

The Company does not view the Charter Amendment as part of an “anti-takeover” strategy. The Charter Amendment is not being advanced as a result of any known effort by any party to accumulate shares of Common Stock or to obtain control of the Company.

Vote Required

The approval of the Charter Amendment requires the affirmative vote by the holders of a majority of the shares of Common Stock outstanding and entitled to vote.

The Board of Directors believes that the proposal is in the best interests of the Company and its shareholders and recommends that shareholders vote FOR approval of the Charter Amendment.

CORPORATE GOVERNANCE

The Company’s business is managed by its employees under the direction and oversight of the Board of Directors. Except for Messrs. Guerry and Taylor, all of the Company’s Board members are “independent” as defined by rules of the National Association of Securities Dealers, Inc. (“NASD”). The Board limits membership of the Audit Committee and Compensation Committee to independent directors as defined by rules of the NASD and the Securities and Exchange Commission (“SEC”). Board members are kept informed of the Company’s business through discussions with management, materials provided to them by management and their participation in Board and Board Committee meetings.

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees, a copy of which may be found on the Company’s website at www.chattem.com.

Board of Directors

Composition of Board

The Company’s Board of Directors is separated into three classes having staggered terms of three years. At present, two classes consist of two directors each and one class consists of three directors. The Board of Directors has determined that as of January 25, 2005, five of the Company’s seven incumbent directors are “independent” as defined by rules of the NASD: Messrs. Allen, Bosworth, Cheney, Sanford and Stacy. No member of the Board of Directors serves on more than two other boards of directors of publicly-traded companies.

Board Meetings

The Board of Directors meets quarterly and may convene for special meetings when necessary. During the fiscal year ended November 30, 2004, the Board of Directors conducted a total of four regularly scheduled meetings. Each director attended 75% or more of the meetings of the Board of Directors and of any committees on which he served during this period. The Company has no established policy regarding board members’ attendance at the annual meeting of shareholders. Four of the Company’s then seven directors were present at the Company’s 2004 annual meeting of shareholders.

Director Nomination Procedure

The Company seeks to attract and retain highly qualified directors who are willing to commit the time and effort necessary to fulfill their duties and responsibilities as a director of the Company. The Board of Directors desires to maintain flexibility in choosing appropriate board candidates, and, therefore, has not adopted specific, minimum qualifications that must be met by a recommended nominee for a position on the Company’s Board of Directors. Board candidates are generally considered based on various criteria, including their business and professional skills and experiences, business and social perspective, personal integrity and judgment, and other factors the Board of Directors may deem relevant under the circumstances.

Director nominees are selected by a majority vote of the independent directors as defined by NASD rules, all of whom participate in the consideration of director nominees. The Board of Directors has adopted a resolution addressing the nominations process and such related matters as required under the federal securities laws. Given the size and composition of the Company’s Board of Directors, the Company does not have a separate nominating committee or a nominating committee charter.

The Board of Directors does not have a specific policy with regard to the consideration of director nominees submitted by a shareholder. The Board of Directors will evaluate nominees for directors submitted by a shareholder on the same basis as other nominees and does not believe a specific policy is appropriate or necessary given the size and composition of the Company’s Board and the infrequency with which director nominees have been submitted in the past.

Compensation Committee

The Compensation Committee is composed of Messrs., Cheney, Bosworth and Sanford, each of which is an independent, non-employee director who currently has no interlocking relationships as defined by the SEC. As required by NASD rules, the Compensation Committee reviews and approves the salary arrangements, including annual and long-term incentive awards and other remuneration, for all officers of the Company, including the chief executive officer and the president and chief operating officer. The Compensation Committee also is responsible for administration of the Company’s stock option plans (except for the Director Plan and the 1999 Director Plan), the annual incentive plan and certain other plans. The Compensation Committee met three times in fiscal 2004.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth in the preceding section. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2004. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity that has or had executive officers serving as a member of the Board of Directors or Compensation Committee of the Company during fiscal 2004.

Audit Committee

The responsibilities of the Audit Committee are described in the Amended and Restated Audit Committee Charter (which was attached to the Company’s proxy statement dated March 5, 2004) and in the following Audit Committee Report.

Audit Committee Report

Identification of Members and Functions of Committee

The Audit Committee of the Company’s Board of Directors is currently composed of three non-employee directors, Samuel E. Allen, Robert E. Bosworth and Bill W. Stacy. Each member of the Audit Committee (i) is “independent” as defined by Rule 4200(a)(15) of the NASD listing standards, (ii) meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”), (iii) has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, and (iv) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Additionally, the Company has and will continue to have, at least one member of the Audit Committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board of Directors has determined that Mr. Bosworth is an “audit committee financial expert” as defined in applicable SEC rules.

Committee Charter

The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee Charter has been reviewed, reassessed and amended by the Board of Directors, and the Amended and Restated Audit Committee Charter was attached to the Company’s proxy statement dated March 5, 2004. In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for overseeing the accounting, auditing and financial reporting processes of the Company. In addition, the Audit Committee selects the independent auditors of the Company for each fiscal year. The Audit Committee met eight times in person or via teleconference in fiscal year 2004. Prior to the release of quarterly earnings announcements in fiscal year 2004, the Audit Committee or a member of the Committee also reviewed and discussed the interim financial information contained therein with the Company’s independent auditors, and with the Company’s President and Chief Financial Officer.

Auditor Independence

The Audit Committee received from Ernst & Young LLP (“E&Y”) written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, describing all relationships between the auditors and the Company that might bear on the auditors’ independence, and discussed this information with E&Y. The Audit Committee specifically considered the provision of non-audit services by E&Y and concluded that the nature and scope of such services provided to the Company did not compromise E&Y’s independence. The Audit Committee also reviewed and discussed with management and with E&Y the quality and adequacy of the Company’s internal controls. The Audit Committee also reviewed with E&Y and financial management of the Company the audit plans, audit scope and audit procedures. The discussions with E&Y also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended.

Review of Audited Financial Statements

The Audit Committee has reviewed the audited financial statements of the Company and its consolidated subsidiaries as of and for the fiscal year ended November 30, 2004, and has discussed the audited financial statements with management and with E&Y. Based on all of the foregoing reviews and discussions with management and E&Y, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended November 30, 2004, to be filed with the SEC.

The foregoing report is submitted by the Audit Committee, consisting of Samuel E. Allen, Robert E. Bosworth and Bill W. Stacy.

The foregoing should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under the Securities Act or the Exchange Act.

Audit Committee Pre-Approval of Services by the Independent Auditor

In accordance with its charter and applicable rules and regulations adopted by the SEC, the Company’s Audit Committee reviews and pre-approves any engagement of the independent auditor to provide audit, review, or attest services or non-audit services and the fees for any such services. The Audit Committee annually considers and, if appropriate, approves the provision of audit services by the independent auditor. In addition, the Audit Committee periodically considers and, if appropriate, approves the provision of any additional audit and non-audit services by the Company’s independent auditor that are neither encompassed by the Audit Committee’s annual pre-approval nor prohibited by applicable rules and regulations of the SEC. The Audit Committee has delegated to the chairman of the Audit Committee, Mr. Bosworth, the authority to pre-approve, on a case-by-case basis, any such additional audit and non-audit services to be performed by our independent auditor. Mr. Bosworth reports any decision to pre-approve such services to the Audit Committee at its next regular meeting.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by E&Y for the audit of the Company’s annual financial statements for the fiscal years ended November 30, 2003 and November 30, 2004, and fees billed for other services rendered by E&Y during those periods.

Type of Fees	2003	2004
Audit Fees (1)	$342,000	$762,362
Audit Related Fees (2)	8,500	—
Tax Fees (3)	347,800	289,605
All Other Fees (4)	—	—

Total	$698,300	$1,051,967

(1)	Audit fees consist of services rendered for the audit of the annual financial statements, including required quarterly reviews, statutory and regulatory filings or engagements and services that generally only the auditor can reasonably be expected to provide.
(2)	Audit-related fees are for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent auditor.
(3)	Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.
(4)	All other fees are for services other than those in the previous categories such as permitted corporate finance assistance and permitted advisory services.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Committee Report on Executive Compensation

Principles of Executive Compensation

The Company’s executive compensation program is designed to help the Company attract, motivate and retain the executive talent that the Company needs in order to maximize its return to shareholders. Toward that end, the Company’s executive compensation program attempts to provide strongly competitive compensation levels and incentive pay that varies based on corporate and individual performance.

The Company attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with average market rates for executives who hold comparable positions or have similar qualifications in companies the Company’s size. Total compensation is defined to include base salary, annual incentives and long-term incentives. The Company determines competitive levels of compensation for executive positions based on information drawn from compensation surveys and compensation consultants. The Company does not necessarily consider pay levels for the peer companies included in the shareholder return graph, since these companies, in some cases, vary in size significantly from the Company.

The Company targets its base salary program at slightly below competitive market norms while placing more emphasis on long-term incentive compensation that is common in the market for comparable sized companies. Thus, the Company’s executive salaries tend to be slightly below the market average while its long-term incentive award opportunities are at or above average rates.

The Company’s incentive plans are designed to ensure that incentive compensation varies based upon the financial performance of the Company. However, some of the Company’s incentive payouts are based on annual performance while other incentive values are based on long-term (i.e., multi-year) performance. Also, the Company considers individual performance in its incentive plan. As a result, the total compensation levels for an executive in any given year may not reflect the Company’s overall bottom-line financial performance in that year.

Base Salary Program

The Company’s base salary program is based on a philosophy of providing salaries that are competitive with, but slightly below, market rates for companies of similar size. The Company believes that offering competitive rates of base pay plays an important role in its ability to attract and retain executive talent. Base salary levels are also based on each individual employee’s performance over time. Consequently, employees with higher levels of sustained performance over time will be paid correspondingly higher salaries. Salaries for executives are reviewed and revised annually based on a variety of factors, including individual performance (assessed in a qualitative fashion), general levels of market salary increases and the Company’s overall financial results. All salary increases are granted within a pay-for-performance framework.

Annual Incentive Plan

The Company’s annual incentive plan is intended to assist the Company in rewarding and motivating key employees, focuses strongly on Company and individual performance, and provides a fully competitive compensation package to plan participants. As a pay-for-performance plan, incentive awards are paid annually based on the achievement of performance objectives for the year. Under the plan, each plan participant is provided a range of potential annual incentive awards based on competitive award levels in the marketplace. The incentive award ranges are consistent with those provided by other companies similar in size to the Company. Actual awards paid under the plan are based on the Company’s corporate performance. Individual performance is also considered in determining actual award levels for each year, but is assessed in a non-formula fashion. The corporate annual incentive plan objective usually is earnings per share performance against plan. The specific objectives and standards under the plan are reviewed annually by the Company in order to ensure consistency with the Company’s business strategy and prevailing market conditions.

An annual incentive funding pool is created to pay awards achieved under the annual incentive plan. At targeted performance, the plan provides sufficient funding to pay competitive annual incentives to all plan eligible positions. However, the actual size of the annual incentive funding pool will vary based on corporate earnings per share performance. Aggregate payments under the annual incentive plan are generally limited by the size of the funding pool. Actual awards made to participants under the annual incentive plan are based on a combination of corporate and individual performance. Individual performance is assessed relative to various qualitative objectives and criteria, such as overall contribution to the Company’s success and successful implementation of business strategy.

Long-Term Incentives

The Company believes that its key employees should have an ongoing interest in the long-term success of the business. To accomplish this objective, the Company has historically provided long-term incentives to executives in the form of non-qualified stock options and grants of restricted stock.

The Company’s existing stock option plans are intended to reward participants for generating appreciation in the Company’s stock price. Stock options granted to the executive officers named in the Summary Compensation Table and certain other executives were awarded at 100% of the fair market value of the stock on the date of grant. All stock options have a term of not more than ten years. Generally, stock option grants vest at a rate of 25% per year beginning one year after the date of grant. The exercise price is payable in cash, shares of the Company stock or some combination thereof. No option holder has any rights as a shareholder for any shares subject to an option until the exercise price has been paid and the shares are issued to the employee.

Restricted stock granted by the Compensation Committee is subject to restrictions as to transferability and conditions of forfeiture as determined by the Committee. Each grant of restricted stock is made pursuant to an agreement which specifies the restrictions thereon and the terms and conditions governing the termination of such restrictions. Shares of restricted stock granted to the chief executive officer and the president and chief operating officer as reflected in the Summary Compensation Table vest in equal one-fourth increments beginning on the first anniversary of the grant.

The Company’s overall stock option and restricted stock grant levels are established by considering market data for the Company’s stock and the number of shares reserved under the plan for grants. Individual stock option and restricted stock grants are based on the job level of each participant in the Company and individual performance. The Committee also considers the size of past stock option and restricted stock grants in determining the size of new grants.

The Compensation Committee believes that while options provide a strong alliance of the interests of management and shareholders generally, options have a limited effect in retaining qualified management personnel in periods in which market prices for publicly-traded stocks are generally volatile or decreasing. Consistent with this philosophy, the 2003 Stock Incentive Plan and the 2005 Stock Incentive Plan are omnibus plans, which provide the Compensation Committee the discretion and flexibility to customize equity-based grants in light of changing circumstances or unique situations.

The Company’s compensation plans will continue to be periodically reviewed to ensure an appropriate mix of base salary, annual incentive and long-term incentive within the philosophy of providing strongly competitive total direct compensation opportunities.

2004 Chief Executive Officer Compensation

In accordance with rules of the NASD, the compensation of the chief executive officer is determined by the Compensation Committee. Beginning in fiscal 2004, the chief executive officer was not present during voting or deliberations with respect to his compensation. As described above, the Company compensates all executives, including the chief executive officer, based upon both a pay-for-performance philosophy and consideration of market rates of compensation for each executive position. Specific actions taken by the Compensation Committee regarding the chief executive officer’s compensation are summarized below.

Base Salary

Consistent with the philosophy outlined above, the base annual salary for the Company’s chief executive officer was increased to $470,000 from $435,000 effective June 1, 2004.

Annual Incentive

The annual incentive earned by the Company’s chief executive officer for fiscal 2004 performance was $652,500. This annual incentive award was based on competitive market annual incentive awards for chief executive officers in companies comparable in size to the Company, and adjusted to reflect both the chief executive officer’s performance and the Company’s growth in earnings per share against plan.

Long-Term Incentive

In fiscal 2004, the Company’s chief executive officer received an award of options to acquire 60,000 shares of stock at an exercise price of $28.39. In fiscal 2004, the Company’s chief executive officer received a grant of 35,000 shares of restricted stock.

The foregoing report is submitted by the Compensation Committee, consisting of Richard E. Cheney, Robert E. Bosworth and Philip H. Sanford.

Summary of Cash and Certain Other Compensation

The following table sets forth information for the past three fiscal years concerning the compensation of the Company’s chief executive officer and the four other most highly compensated executive officers of the Company during the fiscal year ended November 30, 2004:

Summary Compensation Table

	Fiscal Year	Annual Compensation				Long-Term Compensation		All Other Compensation(4)
Name and Principal Position		Salary	Bonus(1)	Other Annual Compensation		Restricted Stock Awards(3)	Securities Underlying Options Awarded
Zan Guerry Chairman of the Board and Chief Executive Officer	2004 2003 2002	$451,154 418,441 400,000	$652,500 320,313 390,000	$467,172 668,391 —	(2) (2)	$699,300 1,000,500 —	60,000 125,000 —	$52,702 40,566 30,602

A. Alexander Taylor II President and Chief Operating Officer	2004 2003 2002	$401,154 368,441 350,000	$577,500 281,250 340,000	$467,172 — 752,065	(2) (2)	$699,300 — 1,125,750	60,000 125,000 —	$29,610 21,486 16,986

B. Derrill Pitts Vice President—Operations	2004 2003 2002	$175,222 168,937 162,638	$103,228 77,731 95,669	— —		— —	30,000 40,000 22,000	$18,610 14,959 11,272

Richard D. Moss Vice President and Chief Financial Officer	2004 2003 2002	$173,951 167,910 44,429	$102,479 77,354 55,000	— — —		— — —	25,000 20,000 30,000	$8,676 7,604 —

Donald K. Riker Vice President—Research and Development and Chief Scientific Officer	2004 2003 2002	$173,817 167,969 162,291	$102,516 78,788 95,700	— —		— —	25,000 25,000 20,000	$13,775 9,348 1,905

(1)	Represents amounts earned under the Company’s annual incentive plan for the years indicated.
(2)	Represents amount reimbursed to the named executive for the payment of federal income taxes resulting from executive’s receipt of restricted stock.
(3)	At November 30, 2004, a total of 389,000 shares of restricted stock had been granted with an aggregate value of $14,089,580. Shares of restricted stock vest in equal one-fourth increments beginning on the first anniversary of the grant. If declared by the Board of Directors, dividends will be paid on the restricted stock, unless and until such stock is forfeited to the Company.
(4)	Represents annual compensation of $12,000 for the 2004 fiscal year paid to Messrs. Guerry and Taylor for service on the Board of Directors; premiums paid by the Company under life insurance policies with respect to which the named executive is entitled to a death benefit as follows for the 2004 fiscal year: Mr. Guerry—$15,460; Mr. Taylor—$8,371; Mr. Pitts—$5,612; Dr. Riker—$4,328; and Mr. Moss—$1,283; the Company’s contributions with respect to the Company’s Savings and Investment Plan for the named executive as follows for the 2004 fiscal year: Mr. Guerry—$9,250; Mr. Taylor—$8,795; Mr. Pitts—$7,960; Dr. Riker—$9,447; and Mr. Moss—$7,393; and, with respect to Messrs. Guerry and Pitts, payments of $15,547 and $5,038, respectively, that were paid or deferred in fiscal 2004 under an agreement with certain long-term employees of the Company.

Stock Option Grants in Last Fiscal Year

The following table contains information concerning the grant of stock options to the named executive officers during the fiscal year ended November 30, 2004:

Option Grants in Last Fiscal Year

Name	Options Granted(1)(#)	Individual Grants Percentage of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%($)	10%($)
Zan Guerry	60,000	11.01%	28.39	04-27-14	$1,071,074	$2,714,204
A. Alexander Taylor II	60,000	11.01%	28.39	04-27-14	1,071,074	2,714,204
B. Derrill Pitts	30,000	5.50%	28.39	04-27-14	535,537	1,357,102
Donald K. Riker	25,000	4.59%	28.39	04-27-14	446,281	1,130,919
Richard D. Moss	25,000	4.59%	28.39	04-27-14	446,281	1,130,919

(1)	The options vest with respect to 25% of the shares subject to the options on each of the four succeeding anniversaries of the date of grant.

Option Exercises and Holdings

The option exercises by the Company’s chief executive officer and the other named executive officers during the fiscal year ended November 30, 2004, as well as the number and total value of unexercised in-the-money options at November 30, 2004, are shown in the following table:

Aggregated Option Exercises in Last Fiscal Year

and Option Values at November 30, 2004

Name	Number of Shares Acquired On Exercise	Value Realized	Number of Unexercised Options at Nov. 30, 2004 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Nov. 30, 2004 Exercisable/Unexercisable
Zan Guerry	246,000	$4,420,390	31,250/253,750	$678,750/$5,634,550
A. Alexander Taylor II	90,648	1,859,659	93,202/218,750	$2,616,918/$4,539,575
B. Derrill Pitts	27,500	645,013	21,000/98,500	$456,670/$1,986,308
Donald K. Riker	10,500	166,875	20,750/61,250	$524,455/$1,033,775
Richard D. Moss	20,000	236,925	0/55,000	0/$771,900

Equity Compensation Plan Information

The following table provides information about the Company’s existing equity compensation plans as of November 30, 2004:

Plan Category	(A) Number of Securities to Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Shareholders(*)	2,032,327	$15.38	173,074
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	2,032,327		173,074

(*)	These plans consist of (i) the 1993 Stock Option Plan, (ii) the 1994 Stock Option Plan, (iii) the 1998 Stock Option Plan, (iv) the 2000 Stock Option Plan, (v) the 2003 Stock Incentive Plan, (vi) the Director Plan and (vii) the 1999 Director Plan.

Pension Plan

In October 2000, the Company’s Board of Directors adopted an amendment to freeze the Chattem, Inc. Pension Plan effective December 31, 2000. No new participants will be allowed to enter the Pension Plan, and current participants will not be allowed to accrue further benefits after that date.

The frozen monthly accrued benefit payable at age 65 for each of the named executive officers as of December 31, 2000 was:

Zan Guerry	$3,429/mo.
A. Alexander Taylor II	$889/mo.
B. Derrill Pitts	$4,745/mo.
Donald K. Riker	$0/mo.
Richard D. Moss	$0/mo.

Upon retirement, benefits are calculated on the basis of a normal retirement pension to be paid during the lifetime of the participant. Benefits will be paid in the form of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, unless one of the following options is appropriately elected:

(i)	A reduced annuity benefit to be paid monthly over 5, 10 or 15 years and thereafter for the participant’s life;

(ii)	A reduced annuity benefit to be paid during the participant’s life with one-half of the reduced benefit to be continued to the spouse for the spouse’s life;

(iii)	A reduced annuity benefit to be paid during the participant’s life with either three-fourths of or the full-reduced benefit to be continued to the spouse for the spouse’s life;

(iv)	A single lump sum payment; or

(v)	A single life annuity.

Agreements With Executive Officers

The Company has entered into employment agreements with Messrs. Guerry and Taylor. Each of the employment agreements has a rolling three-year term which renews automatically each year for a new three-year term absent the election of either party to terminate the employment agreement at the end of the current three-year term. The employment agreements provide for a base salary as adjusted from time to time by the Compensation Committee of the Board of Directors and the executives’ participation in the annual bonus plan and stock option plans of the Company as determined from time to time by the Compensation Committee of the Board of Directors. The employment agreements are intended to secure the long-term commitment of Messrs. Guerry and Taylor to remain in the Company’s employ and impose restrictions on competitive employment should they leave the Company’s employment for any reason. The employment agreements prohibit Messrs. Guerry and Taylor from competing with the Company with respect to existing Company brands or using confidential information for a period of 18 months after termination of employment in exchange for a monthly noncompetition payment equal to 75% of their then established base salary. Upon the early termination of the employment agreement by the Company without cause, Messrs. Guerry and Taylor would also be entitled to a liquidated damages payment in a lump sum equal to 25% of their base salary that would have been payable over the remainder of the term subject to an obligation to repay a pro rated portion of the amount if they are able to secure comparable employment during the remaining period of the term.

The Company has also entered into separate severance agreements with Messrs. Guerry and Taylor and the other executive officers of the Company, including Messrs. Pitts, Riker and Moss. These severance agreements are operative only upon the occurrence of a change in control of the Company and are intended to secure continuity of management during, and an unbiased review of, any offer to acquire control of the Company and, in the case of Messrs. Pitts, Riker and Moss, impose various restrictions on competitive employment should they leave the Company’s employment. Absent a change in control of the Company, the severance agreements do not require the Company to retain any executive or to pay him any specified level of compensation.

The severance agreements become operative if the employment with the Company of one of these officers is terminated or constructively discharged within two years of the occurrence of a change in control of the Company, or if the officer elects to terminate his employment during a period of 60 days following the initial six-month period after the occurrence of a change of control of the Company. If the severance agreement becomes operative, the officer will be entitled to receive a termination payment equal to 299 percent of his average annualized includable compensation from the Company, in the case of Messrs. Guerry and Taylor, and 200 percent of his average annualized includable compensation from the Company, in the case of Messrs. Pitts, Riker and Moss, during the five most recently completed fiscal years and the continuation of certain Company-provided benefits. Includable compensation for purposes of calculating the severance benefit generally includes all compensation paid to the officer by the Company and will be calculated in accordance with the applicable provisions of the Internal Revenue Code.

A change of control of the Company will be deemed to occur if (i) there is a change of one-third or more of the directors of the Company within any 12-month period; (ii) there is a change of one-half or more of the directors of the Company within any 24-month period; or (iii) any person acquires ownership or the right to vote 35% or more of the Company’s outstanding voting shares.

Comparative Performance by the Company

The following is a chart comparing the cumulative total return to shareholders of the Company, assuming reinvestment of dividends, for the five-year period ending at the end of the 2004 fiscal year with the return from: (i) the S&P 500 Index and (ii) a peer group of public companies engaged in either the functional toiletries, cosmetics or non-prescription drug business, for the same period. The peer group consists of the following selected comparable companies: Playtex Products Inc., Church & Dwight, Inc., Columbia Laboratories, Inc., Del Laboratories, Inc. and Alberto Culver Co. (Class B common stock).

	1999	2000	2001	2002	2003	2004
Chattem Inc.	$100	$25.25	$76.65	$215.77	$165.95	$346.58
S&P 500	$100	$106.09	$79.68	$67.64	$81.70	$89.39
Peer Group	$100	$98.64	$117.38	$135.76	$161.35	$169.12

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, the Company’s directors, executive officers and holders of 10% or more of the Company’s Common Stock are required to report, within specified monthly and annual due dates, their initial ownership in the Company’s Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year.

SHAREHOLDER COMMUNICATIONS

General

Shareholders of the Company may send communications to the Company’s Board of Directors by writing to the Board of Directors in care of the Company’s Secretary at the Company’s principal executive office address.

Shareholder Proposals

Under SEC rules, proposals from the Company’s eligible shareholders for presentation for action at the 2006 Annual Meeting of Shareholders must be received by the Company no later than November 7, 2005, in order to be considered for inclusion in the Proxy Statement and Proxy for that Annual Meeting. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company at the Company’s principal executive offices.

Under the Company’s By-Laws, and as SEC rules permit, shareholders must follow certain procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Secretary of the Company at the Company’s principal executive offices. The Company must receive notice as follows:

•	Normally, the Company must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Assuming that the Company’s 2005 Annual Meeting is held on schedule, the Company must receive notice pertaining to the 2006 Annual Meeting no later than January 13, 2006.

•	However, if the Company holds the annual meeting on a date that is not within 30 days before or after such anniversary date, the Company must receive the notice no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

•	If the Company holds a special meeting to elect directors, the Company must receive a shareholder’s notice of intention to introduce a nomination no later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

A notice of a proposed nomination must include certain information about the shareholder and nominee. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder.

The Board and the Company’s management know of no other matters or business to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Annual Meeting from time to time.

Zan Guerry

Chairman of the Board and

Chief Executive Officer

March 4, 2005

APPENDIX A

CHATTEM, INC.

STOCK INCENTIVE PLAN—2005

1. PURPOSE

The Chattem, Inc. Stock Incentive Plan—2005 (the “2005 Plan”) is designed to enable officers and key management employees of Chattem, Inc. (the “Company”) and its Subsidiaries to continue to acquire shares of the Company’s common stock and thus to share in the future success of the Company’s business. The 2005 Plan is also intended to provide the Board of Directors the added flexibility to customize other forms of equity based compensation for management if necessary based upon changing market and regulatory conditions. Accordingly, the 2005 Plan is intended as a further means not only of attracting and retaining outstanding management personnel, but also of promoting a closer identity of interest between key management employees and the Company and its shareholders.

2. DEFINITIONS

Unless the context clearly indicates otherwise, the following terms, when used in the 2005 Plan, shall have the meanings set forth in this Section 2.

(a)	“Beneficiary” means the person or persons designated in writing by the Participant or, in the absence of such a designation or if the designated person or persons predecease the Participant, the Participant’s Beneficiary shall be the person or persons who acquire the rights to the Option or Other Plan Grant by bequest or inheritance. In order to be effective, a Participant’s designation of a Beneficiary must be on file with the Committee before the Participant’s death. Any such designation may be revoked in writing and a new written designation substituted therefor at any time before the Participant’s death.

(b)	“Board of Directors” or “Board” means the board of directors of the Company.

(c)	“Change in Control” means:

(i)	Change of 1/3 or more of the directors of the Company within any 12-month period; or

(ii)	Change of 1/2 or more of the directors of the Company within any 24-month period; or

(iii)	Acquisition by any person of the ownership of or right to vote 35% or more of the Company’s outstanding voting stock. For purposes of this paragraph (iii): (A) “person” shall mean any person, corporation, partnership or other entity and any affiliate or associate thereof and (B) “affiliate” and “associate” shall have the meanings given to them in Rule 12b-2 promulgated under the Exchange Act.

(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)	“Committee” means the Compensation Committee of the Board of Directors or, in the event the Board of Directors terminates the existence of the Compensation Committee, then Committee shall refer to the Board as a whole.

(f)	“Company” means Chattem, Inc., a corporation incorporated under the laws of the State of Tennessee, and its successors.

(g)	“Disability” means a disability that entitles the Participant to benefits under the Company’s Long-Term Disability Plan, as amended from time to time.

(h)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)	“Fair Market Value” means the closing sale price on the last business day prior to the date on which Fair Market Value needs to be determined as reported in The Wall Street Journal, or the average of the high and low bids on such day if no sale exists.

(j)	“Grant Agreement” means the written agreement to be entered into by the Company and a Participant relating to Other Plan Grants, as provided in Sections 9, 10 or 11 hereof.

(k)	“Incentive Stock Option” means any Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code.

(l)	“Non-Qualified Stock Option” means any Option not intended to be an Incentive Stock Option.

(m)	“Option” means an option to purchase a share or shares of the Company’s common stock, including both an Incentive Stock Option and a Non-Qualified Stock Option.

(n)	“Option Agreement” means the written agreement to be entered into by the Company and the Participant relating to an Option, as provided in Section 8 hereof.

(o)	“Other Plan Grant” means a grant, other than an Option, of the Company’s common stock, or that is valued in whole or in part by reference to, or otherwise based upon, the Company’s common stock, including, without limitation, Restricted Stock and Stock Appreciation Rights.

(p)	“Participant” means a person to whom an Option or Other Plan Grant has been made under the 2005 Plan.

(q)	“Restricted Stock” means Shares granted by the Committee subject to restrictions as to transferability and conditions of forfeiture in the hands of the grantee as determined by the Committee.

(r)	“Retirement” means retirement from employment with the Company and its Subsidiaries, as determined by the Committee in its sole discretion.

(s)	“Shares” means shares of the Company’s common stock.

(t)	“Stock Appreciation Right” means a right to receive a payment equal to the excess of the (i) Fair Market Value of the shares of common stock covered by such right as of the date of exercise or termination over (ii) such amount as is determined by the Committee at the time the Stock Appreciation Right is granted.

(u)	“Subsidiary” means a subsidiary corporation as defined in Section 425(f) of the Code (or a successor provision of similar import).

(v)	“Term” means the period during which a particular Option may be exercised in accordance with Section 8 hereof.

3. EFFECTIVE DATE OF THE 2005 PLAN

The 2005 Plan shall become effective when adopted by the Board of Directors; provided, however, that if the 2005 Plan is not approved by the holders of a majority of the outstanding Shares present, or represented, and entitled to vote at the meeting before the first anniversary of its adoption by the Board, the 2005 Plan and all Options or Other Plan Grants granted under the 2005 Plan prior to such anniversary shall be null and void and shall be of no effect.

4. NUMBER AND SOURCE OF SHARES SUBJECT TO THE 2005 PLAN

(a)	The Company may, in the aggregate, grant Options and make Other Plan Grants involving the actual issuance of shares of common stock under the 2005 Plan for not more than One Million, Five Hundred Thousand (1,500,000) Shares (subject, however, to adjustment as provided in Section 12 hereof) which shall be provided by the issuance of Shares authorized but unissued.

(b)	In the event that an Option shall for any reason lapse or be terminated without being exercised in whole or in part or Restricted Stock is forfeited back to the Company, the Shares subject to the Option or underlying the Restricted Stock shall be restored to the total number of Shares with respect to which Options or Restricted Stock may be granted under the 2005 Plan, but only to the extent that the Option has not been exercised or the Restricted Stock has not vested previously.

(c)	No individual may be granted awards under the 2005 Plan with respect to more than 250,000 shares in any one fiscal year.

5. ADMINISTRATION OF THE 2005 PLAN

(a)	The 2005 Plan shall be administered by the Committee.

(b)	The Committee shall adopt such rules and regulations (including amendments thereto) as it may deem proper; provided, however, that it may take action only upon the agreement of a majority of its members then in office. Any action that the Committee may take through a written instrument signed by a majority of its members then in office shall be as effective as though taken at a meeting duly called and held.

(c)	The powers of the Committee shall include plenary authority to interpret the 2005 Plan, and, subject to the provisions hereof, the Committee shall determine the persons to whom Options or Other Plan Grants shall be granted, the number of Shares subject to each Option or issued as Restricted Stock, the Term of each Option or Other Plan Grant, the date on which each Option or Other Plan Grant shall be granted, and the provisions of each Option Agreement or Grant Agreement.

6. 2005 PLAN PARTICIPANTS ELIGIBLE TO RECEIVE OPTIONS AND OTHER PLAN GRANTS

Options and Other Plan Grants may be granted under the 2005 Plan to key management employees of the Company or any Subsidiary, including officers who, in the judgment of the Committee, have a substantial impact on the Company’s attainment of corporate goals. All determinations by the Committee as to the identity of the persons to whom Options and Other Plan Grants shall be granted hereunder shall be conclusive.

7. TYPES OF GRANTS

The Committee may make such grants under the 2005 Plan as in its discretion it deems advisable to effectuate the purpose of the Plan, including without limitation grants of Options, whether Incentive Stock Options or Non-Qualified Stock Options, and Other Plan Grants, which may include Restricted Stock and Stock Appreciation Rights or other types of awards. Such grants may be issued separately, in combination, or in tandem, and additional grants may be issued in combination or in tandem with grants previously issued under the 2005 Plan or otherwise. As used in the 2005 Plan, references to grants in tandem shall mean grants consisting of more than one type of grant where the exercise of one element of the grant effects the cancellation of one or more other elements of the grant.

8. OPTIONS

(a)	Grant of Options.

(i)	The Committee may grant Options entitling the Participant to purchase shares of common stock on the terms noted herein. Options granted may be either Incentive Stock Options or Non-Qualified

Stock Options, as determined in the discretion of the Committee. To the extent that an Option is not specifically designated as an Incentive Stock Option in the Option Agreement by the Committee, it shall be deemed a Non-Qualified Stock Option.

(ii)	No Option shall be exercised by an Optionee unless the Optionee shall have executed and delivered an Option Agreement.

(iii)	Appropriate officers of the Company are hereby authorized to execute and deliver Option Agreements in the name of the Company as directed from time to time by the Committee.

(b)	Option Price. The Option price to be paid by the Optionee to the Company for each Share purchased upon the exercise of the Option shall be determined by the Committee and shall be not less than the Fair Market Value of the Share on the date the option is granted but may exceed Fair Market Value in the sole discretion of the Committee, and, for the grant of an Incentive Stock Option to an Employee that currently owns more than 10 percent of the common stock of the Company, shall not be less than 110 percent of the Fair Market Value of the Shares as of the date on which the Option is granted.

(c)	Term of Option; Exercise of Option.

(i)	Each Option granted under the 2005 Plan shall be exercisable as provided in this Section 8(c). In no event may an Option be exercised before the approval of the 2005 Plan by the shareholders of the Company at the meeting within the period specified by Section 3 hereof. The Term of each Option shall extend for a period of no more than ten (10) years from the date of grant of the Option, provided, that no Incentive Stock Option granted to an Employee that currently owns more than 10 percent of the common stock of the Company shall have a term of more than five (5) years.

(ii)	Each Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify. Notwithstanding the foregoing vesting schedule (i) each Option shall become exercisable in full immediately upon a Change in Control and (ii) upon the death, disability or retirement of an Optionee or termination of an Optionee’s employment pursuant to Section 8(e), any Option held by such Optionee shall be exercisable in full in accordance with the provisions of Section 8(e). In addition, to the extent that the aggregate Fair Market Value (determined at the time of grant) of Company common stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options. When exercising an Option, the Optionee may purchase less than the full number of Shares then available under the Option.

(iii)	Options shall be exercised by delivering or mailing to the Committee:

(1)	a notice, in the form and in the manner prescribed by the Committee, specifying the number of Shares to be purchased, and

(2)

payment in full of the Option price for the Shares in cash and/or by the tender of Shares (by delivering the appropriate stock certificates) to the Committee; provided, however, that (i) the Committee shall determine acceptable methods for tendering shares to exercise an Option under the 2005 Plan, and may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate and (ii) the Committee may permit Optionees to pay for any Shares subject to an option by delivering to the Committee a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. The value of any Shares tendered in accordance with this Section 8(c) (iii) shall be determined on the basis of their Fair Market Value on the date of exercise.

(iv)	Subject to the provisions of Section 8(d) hereof, upon receipt of the notice of exercise and upon payment of the Option price, the Company shall promptly deliver to the Optionee a certificate or certificates for the Shares purchased, without charge to the Optionee for issue or transfer tax.

(d)	Conditions on Exercise.

(i)	The exercise of each Option granted under the 2005 Plan shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any Shares otherwise deliverable upon such exercise upon any securities exchange or under any State or Federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Shares, then in any such event such exercise or payment shall not be effective or be made unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Any such postponement shall not extend the time within which the Option may be exercised; and neither the Company nor its directors or officers shall have any obligation or liability to the Optionee or to a Beneficiary with respect to any Shares as to which the option shall lapse because of such postponement.

(ii)	Except with the prior written approval of the Committee, all Options granted under the 2005 Plan shall be nontransferable other than by will or by the laws of descent and distribution in accordance with Section 8(e)(i) hereof, and an Option may be exercised during the lifetime of the Optionee only by the Optionee.

(iii)	Subject to the provisions of Section 8(e) (i) upon the purchase of Shares under an option, the stock certificate or certificates may, at the request of the Optionee (or the Optionee’s Beneficiary, where the Option is exercised by the Beneficiary), be issued in the name of the Optionee (or Beneficiary) and the name of another person as joint tenants with the right of survivorship.

(e)	Exercise of Option After Death, Disability, Retirement, or Other Termination of Employment.

(i)	Death. If an Optionee’s employment with the Company or a Subsidiary shall cease due to the Optionee’s death, any Option held by the Optionee on the date of the Optionee’s death may be exercised only within three (3) years after the Optionee’s death (within one (1) year if an Incentive Stock Option) and only by the Optionee’s Beneficiary. If an Optionee shall die within three (3) years after cessation of employment (within one (1) year if an Incentive Stock Option) while the Option is exercisable pursuant to Paragraph (ii) below, or if the Optionee shall die within three (3) years after cessation of employment (within one (1) year if an Incentive Stock Option) while the Option is exercisable pursuant to Paragraph (iii) below, any Option held by the Optionee on the date of his death may be exercised after the Optionee’s death only within the remainder of the period prescribed by Paragraph (ii) or Paragraph (iii), as the case may be, and only by the Optionee’s Beneficiary. Notwithstanding the foregoing, in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

(ii)	Disability. If an Optionee’s employment with the Company or a Subsidiary ceases due to Disability, the Optionee may exercise the Option at any time within three (3) years after the Optionee shall so cease to be an employee (within one (1) year if an Incentive Stock Option); provided, however, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

(iii)	Retirement. If an Optionee’s employment with the Company or a Subsidiary ceases due to Retirement, the Optionee may exercise the Option at any time within three (3) years after the Optionee shall so cease to be an employee (within 90 days if an Incentive Stock Option); provided, however, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

(iv)	Leave of Absence. The Committee shall have the sole authority to determine whether, in any particular case, a leave of absence shall result in a termination of employment for purposes of this Section 8.

(v)	Divestiture. If an Optionee’s employment with the Company or a Subsidiary ceases due to divestiture of a Subsidiary or other distinct business unit of the Company, the Optionee may exercise the Option at any time within ninety (90) days after the divestiture, provided that the Optionee is an employee on the actual date of the divestiture; and further provided, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

(vi)	Termination for Other Reasons. Upon termination of an Optionee’s employment with the Company or a Subsidiary for any reason other than those specified in Paragraphs (i) through (v) above, the Optionee may exercise the Option (to the extent vested) at any time within thirty (30) days after such termination; provided, however, that in no event shall the Option be exercisable after the expiration date thereof specified in the Option Agreement.

(f)	Shareholder Rights. No person shall have any rights of a shareholder by virtue of an Option except with respect to Shares actually issued to him or her, and the issuance of Shares shall confer no retroactive right to dividends.

(g)	Incentive Stock Options. All the provisions of Section 422 of the Code and the regulations thereunder as in effect from time to time are hereby incorporated by reference herein with respect to Incentive Stock Options to the extent that their inclusion in this Plan is necessary from time to time to preserve their status as incentive stock options for purposes of Section 422. Each provision of the 2005 Plan and each agreement relating to an Incentive Stock Option shall be construed so that it shall be an incentive stock option for purposes of Section 422, but to the extent that such grants for any reason fail to qualify as Incentive Stock Options then such grants shall be deemed Non-Qualified Stock Options.

9. RESTRICTED STOCK

The Committee may issue Restricted Stock upon such terms and conditions as it may determine from time to time. Each grant of Restricted Stock shall be pursuant to an agreement which specifies the restrictions thereon and the terms and conditions governing the termination of such restrictions. Each certificate representing Restricted Stock shall at the Committee’s discretion either bear a legend as to the restrictions thereon or be deposited by the grantee, together with a stock power endorsed in blank, with the Company. Unless otherwise limited as provided by the Committee, the grantee shall have the right to receive dividends from and to vote the shares of Restricted Stock owned by the grantee unless and until such shares are forfeited back to the Company.

10. STOCK APPRECIATION RIGHTS

The Committee may grant Stock Appreciation Rights, either alone or in tandem with Options or Other Plan Grants, to Participants as it may determine from time to time. Each grant of a Stock Appreciation Right shall be credited to the grantee’s account on the books of the Plan and shall have such terms and conditions as the Committee may determine. Payment may be made in whole or in part in cash, shares of common stock, or such other form as the Committee may determine. Each Stock Appreciation Right shall be payable at such time or times, or upon the occurrence of such event or events, as the Committee shall specify. A Stock Appreciation Rights shall not be transferable or assignable, except by will or by the laws of descent and distribution, and shall be payable during the Participant’s lifetime only to the Participant, or upon death of disability, to the Participant’s Beneficiary.

11. OTHER PLAN GRANTS

The Committee may make such Other Plan Grants upon such terms and conditions as it may determine from time to time. Other Plan Grants, subject to limitations under applicable law, may be payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of the common stock of the Company, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, shares of common stock awarded solely as a bonus and not subject to any restrictions or conditions, performance shares issuable upon the attainment of certain criteria determined by the Committee, phantom shares reflecting increases in the value of the equity of the Company, dividend equivalents for holders of Options or others, all as may be determined from time to time by the Committee and set forth in the specific terms and conditions of a Grant Agreement.

12. ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

In the event that there is any change in the Shares through merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be any dividend on the Company’s Shares, payable in such Shares, or if there shall be a stock split or combination of Shares, the aggregate number of Shares available for Options and Other Plan Grants, the number of Shares subject to outstanding Options and Other Plan Grants, and the Option price per share of each outstanding Option shall be proportionately adjusted by the Committee as it deems equitable in its absolute discretion, to prevent dilution or enlargement of the rights of the Optionee or the holder of Other Plan Grants; provided, that any fractional Shares resulting from such adjustments shall be eliminated. The Committee’s determination with respect to any such adjustments shall be conclusive.

13. EFFECT OF MERGER OR OTHER REORGANIZATION

If the Company shall be the surviving corporation in a merger or other reorganization, Options and Other Plan Grants shall extend to stock and securities of the Company to the same extent that a holder of that number of Shares immediately before the merger or consolidation corresponding to the number of Shares covered by the Option or Other Plan Grant would be entitled to have or obtain stock and securities of the Company under the terms of the merger or consolidation.

14. TERMINATION, SUSPENSION OR MODIFICATION OF THE 2005 PLAN

The Committee may at any time terminate, suspend, amend or modify the 2005 Plan, except that the Committee shall not, without the authorization of the holders of a majority of the Company’s Shares voting at a shareholders’ meeting duly called and held, change (other than through adjustment for changes in capitalization as provided in Section 12 hereof): (a) the aggregate number of Shares with respect to which Options and Other Plan Grants may be granted; (b) the class of persons eligible for Options and Other Plan Grants; (c) the Option price; or (d) the maximum duration of the 2005 Plan. No termination, suspension or modification of the 2005 Plan shall adversely affect any right acquired by an Optionee, or by any Beneficiary, or by the holder of Other Plan Grants under the terms of an Option or Other Plan Grant granted before the date of such termination, suspension or modification, unless such Optionee or Beneficiary shall consent; but it shall be presumed conclusively that any adjustment for changes in capitalization in accordance with Section 12 hereof does not adversely affect any such right.

15. DURATION OF THE 2005 PLAN

Unless sooner terminated in accordance with Section 14 hereof, the 2005 Plan shall remain in effect for a period of five (5) years from the date of its adoption by the Board of Directors. Expiration of such five (5) year period shall not affect the vesting of previously granted Options pursuant to Section 8(c) hereof or the vesting of previously granted Other Plan Grants.

16. GOVERNING LAW

The 2005 Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Tennessee except to the extent that such laws may be superseded by any Federal law.

APPENDIX B

ARTICLES OF AMENDMENT TO THE

RESTATED CHARTER

OF

CHATTEM, INC.

Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act (the “Act”), the undersigned corporation adopts the following Articles of Amendment to its Restated Charter:

1.	The name of the corporation is Chattem, Inc.

2.	The text of the amendment adopted is:

Article 2 of the Restated Charter of Chattem, Inc. is amended to provide in its entirety as follows:

2. The maximum number of shares which the corporation is authorized to issue is One Hundred One Million (101,000,000) consisting of One Hundred Million (100,000,000) common shares without par value and One Million (1,000,000) preferred shares, which preferred shares shall be issuable in one or more series.

3.	The amendment was duly adopted by the Board of Directors of the corporation on January 25, 2005.

4.	The amendment was duly adopted by the shareholders of the corporation on April , 2005.

Dated as of this          day of April, 2005.

CHATTEM, INC.

BY:
A. Alexander Taylor, II, President and Chief Operating Officer

B-1

CHATTEM, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

APRIL 13, 2005

The undersigned, having received the Notice of Annual Meeting and the Proxy Statement dated March 4, 2005, appoints ZAN GUERRY, A. ALEXANDER TAYLOR II and THEODORE K. WHITFIELD, JR., and each of them proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of Chattem, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 13, 2005, at the principal executive offices, 1715 West 38th Street, Chattanooga, Tennessee 37409, at one o’clock p.m. local time, and any adjournment(s) thereof, as specified in this Proxy:

1.	Election of Directors

☐ FOR all nominees (exceptas marked to the contrary below)	☐ WITHHOLD AUTHORITY (to vote for all nominees listed below)

INSTRUCTION:    TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES, STRIKE A LINE THROUGH HIS NAME IN THE LIST BELOW:

SAMUEL E. ALLEN, PHILIP H. SANFORD and A. ALEXANDER TAYLOR II

2.	Approval of Stock Incentive Plan—2005

☐  FOR                        ☐  AGAINST                        ☐  ABSTAIN

3.	Approval of Amendment to Restated Charter

☐  FOR                        ☐  AGAINST                        ☐  ABSTAIN

4.	In their discretion the proxies are authorized to vote upon such other matters as may property come before the meeting.

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

(Continued from reverse side.)

The Board of Directors recommends affirmative votes for Items 1, 2 and 3, and IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

The Board of Directors knows of no other matters that may properly be or which are likely to come or be brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment on such matters. THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER AS THE NAME APPEARS BELOW AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY, AND TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.

Dated:__________________________________________

Signature of Shareholder

Signature of Shareholder

PLEASE SIGN, DATE AND AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE—NO POSTAGE REQUIRED.